Exhibit 99.1

Acquicor Technology Announces its stockholders approved the merger with Jazz Semiconductor, Inc.

NEW YORK — Feb. 15, 2007 — Acquicor Technology Inc. (AMEX: AQR) today announced that its stockholders have approved the Company’s previously-announced proposed acquisition of Jazz Semiconductor, Inc. (“Jazz”). In addition, holders of fewer than 20% of the Company’s shares issued in its initial public offering exercised their right to convert shares into a pro rata portion of the proceeds of the Company’s initial public offering placed in a trust account. Acquicor’s acquisition of Jazz is expected to close by February 23, 2007.

Stockholders also approved the company’s 2006 Equity Incentive Plan and amendments to Acquicor’s Certificate of Incorporation to change its name to “Jazz Technologies, Inc.”, to remove certain provisions specific to its structure as a blank check company prior to the merger, and to increase the authorized shares of common stock to 200,000,000. As a result of the approval of the authorized share increase and the approval of the merger, the proceeds from the convertible senior notes issued by Acquicor in December 2006 will be released to the Company. Stockholders rejected an amendment to the charter restricting their ability to act by written consent.

About Jazz Semiconductor

Jazz Semiconductor is an independent wafer foundry primarily focused on specialty CMOS process technologies, including High Voltage CMOS, SiGe BiCMOS and RFCMOS for the manufacture of highly integrated analog and mixed-signal semiconductor devices. The company's specialty process technologies are designed for customers who seek to produce analog and mixed-signal semiconductor devices that are smaller and more highly integrated, power-efficient, feature-rich and cost-effective than those produced using standard process technologies. Jazz Semiconductor’s customers target the wireless and high-speed wireline communications, consumer electronics, automotive and industrial end markets. Jazz Semiconductor's executive offices and its U.S. wafer fabrication facilities are located in Newport Beach, CA. For more information, please visit http://www.jazzsemi.com

About Acquicor

Acquicor (AMEX: AQR) is a company formed by Gilbert F. Amelio, Ph.D., Ellen M. Hancock and Steve Wozniak for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more domestic and/or foreign operating businesses in the technology, multimedia and networking sectors. Acquicor raised gross proceeds of $172.5 million through its March 2006 initial public offering, and $164.3 million was placed in a trust account pending the completion of a business combination. Since the offering Acquicor has dedicated its resources to seeking and evaluating business combination opportunities. In addition to the proceeds raised in its initial public offering, in December 2006 Acquicor raised gross proceeds of $166.75 million in a private placement of convertible senior notes to qualified institutional buyers. The proceeds of the convertible note offering were placed in an escrow account pending completion of the merger with Jazz Semiconductor.

For more information, please visit http://www.acquicor.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the special meeting of Acquicor stockholders and the proposed merger with Jazz. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Acquicor’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Acquicor’s filings with the SEC. Acquicor’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. Acquicor assumes no obligation to update forward-looking statements.

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Contact:

Public & Investor Relations:
Market Street Partners
Kate Sidorovich / Jon Avidor, 415-445-3236 / 415-445-3234
kate@marketstreetpartners.com
jon@marketstreetpartners.com

or

For Acquicor:
Market Street Partners
Cheryl Reiss, 415-445-3237
cheryl@marketstreetpartners.com

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